UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31661 (Commission File Number)	13-3692801 (IRS Employer Identification Number)
388 Greenwich Street, New York, New York 10013 (Address of principal executive offices) (Zip Code) Registrant’s telephone number including area code (212) 816-7496.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the CAST Step-Up Trust II for General Electric Capital Corporation Notes.

The issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Periodic reports and other information required to be filed pursuant to the Exchange Act, by the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the “Commission”) at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system. Neither Structured Products Corp. nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Products Corp. nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities, or guarantor thereof, or successor thereto, as applicable, or the underlying securities have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

1.	Trustee’s Report with respect to the February 15, 2005 Distribution Date for the CAST Step-Up Trust II for General Electric Capital Corporation Notes

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham Name: Mark C. Graham Title: Authorized Signatory

February 15, 2005

EXHIBIT INDEX

Exhibit		Page
1	Trustee’s Report with respect to the February 15, 2005 Distribution Date for the CAST Step-Up Trust II for General Electric Capital Corporation Notes	5

Exhibit 1

To the Holders of:
CAST Step-Up Trust II for General Electric Capital Corporation Notes
Monthly-Pay Step-Up Class A Certificates           *CUSIP: 14835P AB2
Class B Certificates                                                  *CUSIP: 14835P AA4

U.S. Bank Trust National Association, as Trustee for the CAST Step-Up Trust II for General Electric Capital Corporation Notes (the "Trust"), hereby gives notice with respect to the Distribution Date of February 15, 2005 (the "Distribution Date") as follows:

1.

The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $1,000 Class A Certificate and per $1,000 Notional Amount of Class B Certificates, is as set forth below:

Class	Principal	Interest	Total Distribution
A	$ 0.000000	$ 2.708333	$ 2.708333
B	$ 0.000000	$ 0.000000	$ 0.000000

2.	The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3.	The Class A Certificates bear interest at the rate of 3.25% and the Class B Certificates bear interest at a rate of 2.2296% during the period ending on the Distribution Date .

4.	No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

5.	$75,690,000 aggregate principal amount of General Electric Capital Corporation 5.45% Global Medium-Term Notes, Series A due January 15, 2013 (the “Term Assets”) are held for the above trust.

6.

At the close of business on the Distribution Date, 75,000 Class A Certificates representing $75,000,000 aggregate Certificate Principal Balance and $75,690,000 aggregate Notional Amount of Class B Certificates were outstanding.

7.

The Notional Amount of the ISDA Master Agreement, the Schedule thereto and the Confirmation thereto each dated March 31, 2003 between the Trust and Citigroup Global Markets Limited (f/k/a Salomon Brothers International Limited) (collectively the “Swap”), is $75,000,000. Payment of the obligations of Citigroup Global Markets Limited under the Swap is guaranteed by Citigroup Global Markets Holdings Inc. (f/k/a Salomon Smith Barney Holdings Inc.) under a Guarantee Agreement dated March 31, 2003.

8.

The current rating of the Term Assets is not provided in this report. Ratings can be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody’s Investors Service, Inc. by calling 212-553-0377.

U.S.	Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.